UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 26, 2011

CELSION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15911	52-1256615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland 21046-2364
(Address of Principal Executive Offices) (Zip Code)

(410) 290-5390
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 27, 2011, Celsion Corporation (the “Company”) today announced that it has entered into a definitive securities purchase agreement with institutional investors, as well as certain officers and directors of the Company, for the issuance and sale in a private placement transaction of 3,218,612 shares of common stock (the “Common Stock”) and warrants (the “Warrants”) to purchase up to 3,218,612 shares of common stock.  The Common Stock and Warrants will be sold in units (the “Units”), with each Unit consisting of one share of Common Stock and a Warrant to purchase one share of common stock. Units sold to unaffiliated institutional investors will be sold at a negotiated purchase price of $2.65 per Unit and to officers and directors of the Company at $2.895 per Unit, the latter representing the consolidated closing bid price per share of Common Stock plus a warrant premium of $0.125 per Unit.   The Warrants are non-exercisable for six-months and have a term of exercise of 78 months from the date of issuance and an exercise price of $2.77.  The Company expects to receive gross proceeds from the offering of approximately $8.6 million before deducting estimated offering expenses. .

A resale registration statement relating to the Common Stock and the shares of common stock issuable upon exercise of the Warrants shall be filed with Securities and Exchange Commission within twenty (20) days of closing of the offering.

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc. (NASDAQ: RODM - News), acted as the exclusive placement agent for the offering.

The offering is expected to close on or about June 2, 2011, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the funding of the clinical development of its product pipeline of cancer drugs.

A copy of the Company’s press release announcing the pricing of the offering is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d)           Exhibit.

99.1.  Press Release of Celsion Corporation, dated May 27, 2011.

           The information included in this Current Report on Form 8-K (including the exhibit hereto) is being furnished under Item 7.01, “Regulation FD Disclosure” and Item 9.01 “Financial Statements and Exhibits” of Form 8-K. As such, the information (including the exhibit) herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This Current Report (including the exhibit hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Dated: May 27, 2011                                                                              By: /s/ Jeffrey W. Church
                                           Jeffrey W. Church
                                           Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Celsion Corporation, dated May 27, 2011